UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 24, 2016

MIRAMAR LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-191545	80-0884221
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Mayakovskogo Street, Birobidjan, Russia	679016
(Address of principal executive offices)	(Zip Code)

(775) 241-8308
(Registrant’s telephone number, including area code)

KTL BAMBOO INTERNATIONAL CORP.
(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2016, our sole member of the Board of Directors (the “Board”) authorized, and the holder (the “Majority Stockholder”) of approximately 80.0% of the voting power of outstanding shares of our common stock, par value $0.001 per share (the “Common Stock’), approved by written consent, in accordance with Nevada law, the change of the Company’s name from “KTL Bamboo International Corp.” to “Miramar Labs, Inc.” (the “Name Change”) and the filing of a Certificate of Amendment to our Amended and Restated Articles of Incorporation with respect to the Name Change (the “Charter Amendment”) with the Nevada Secretary of State.

On May 26, 2016, we filed the Charter Amendment with the Nevada Secretary of State to effectuate the Name Change. The Charter Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2016, our Board authorized, and the Majority Stockholder approved by written consent, a 1.801801-for-1 forward stock split of the Company’s Common Stock in the form of a dividend (the “Forward Stock Split”) with a record date of May 31, 2016 (the “Record Date”).

Each holder of the Company’s Common Stock on the Record Date will receive 0.801801 additional shares of the Company’s Common Stock for each one share owned, rounded up to the nearest whole share. The shares to be issued as a result of the Forward Stock Split will be distributed on the payment date which, together with the ex-dividend date, will be announced by the Financial Industry Regulatory Authority. Stockholders who sell their Common Stock before the ex-dividend date will be selling away their right to the stock dividend. Such sale includes an obligation to deliver any shares acquired as a result of the dividend to the buyer of the shares, since the seller will receive an I.O.U. or "due bill" from his or her broker for the additional shares. The day stockholders can sell their shares without being obligated to deliver the additional dividend shares is the ex-dividend date, the first business day after the stock dividend payment date. As of the ex-dividend date, our Common Stock will trade on a post-split adjusted basis.

The information in Item 5.03 above regarding the approval of the Charter Amendment by written consent of our Majority Stockholder is incorporated herein by reference. Under the Nevada law, no amendment to our Amended and Restated Articles of Incorporation was required in order to effectuate our Forward Stock Split.

Item 8.01	Other Events.

In connection with the Name Change and the Forward Stock Split, we have submitted to the Financial Industry Regulatory Authority, Inc. (“FINRA”) a voluntary request for the change of our trading symbol. It is expected that the Name Change, the Forward Stock Split, and our new trading symbol will be declared effective in the market by FINRA during the week commencing May 31, 2016. The Company will file an update to disclose the effective date of the Name Change, Forward Stock Split, and symbol change upon our receipt of approval from FINRA.

We are currently engaged in discussions involving a possible business combination Miramar Labs, Inc., a privately held corporation engaged in the business of developing solutions to treat dermatologic medical conditions. However, no binding agreements with respect to such a combination have been entered into. We have changed our name to “Miramar Labs, Inc.” to facilitate these discussions. If the parties determine not to proceed with the business combination, we may adopt another name.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation, filed with the Nevada Secretary of State on May 26, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRAMAR LABS, INC.

Date: May 31, 2016	By:	/s/ Andrey Zasoryn
		Name:	Andrey Zasoryn
		Title:	President

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